EXHIBIT 99.1

BIMINI CAPITAL MANAGEMENT ANNOUNCES FIRST QUARTER 2019 RESULTS

VERO BEACH, Fla., (May 9, 2019) – Bimini Capital Management, Inc. (OTCQB:BMNM), (“Bimini Capital,” “Bimini,” or the “Company”), today announced results of operations for the three month period ended March 31, 2019.

First Quarter 2019 Highlights

•	Net income of $1.6 million, or $0.13 per common share
•	Book value per share of $2.41
•	Company to discuss results on Friday, May 10, 2019, at 10:00 AM ET

Details of First Quarter 2019 Results of Operations

The Company reported net income of $1.6 million for the three month period ended March 31, 2019.   The results for the quarter included advisory services revenue of $1.6 million, interest and dividend income of $2.6 million, interest expense of $1.7 million, net realized and unrealized gains of $1.4 million, operating expenses of $1.6 million and an income tax provision of $0.6 million.

Management of Orchid Island Capital, Inc.

Orchid is managed and advised by Bimini.  As Manager, Bimini is responsible for administering Orchid’s business activities and day-to-day operations.  Pursuant to the terms of the management agreement, Bimini Advisors provides Orchid with its management team, including its officers, along with appropriate support personnel.

Bimini also maintains a common stock investment in Orchid which is accounted for under the fair value option, with changes in fair value recorded in the statement of operations for the current period.  For the three months ended March 31, 2019, Bimini’s statement of operations included a fair value adjustment of $0.3 million and dividends of $0.4 million from its investment in Orchid common stock.  Also during the three months ended March 31, 2019, Bimini recorded $1.6 million in advisory services revenue for managing Orchid’s portfolio consisting of $1.3 million of management fees and $0.3 million in overhead reimbursement.

Capital Allocation and Return on Invested Capital

The Company allocates capital between two MBS sub-portfolios, the pass-through MBS portfolio (“PT MBS”) and the structured MBS portfolio, consisting of interest only (“IO”) and inverse interest-only (“IIO”) securities.  The table below details the changes to the respective sub-portfolios during the quarter.

Portfolio Activity for the Quarter
		Structured Security Portfolio
	Pass-Through	Interest-Only	Inverse Interest
	Portfolio	Securities	Only Securities	Sub-total	Total
Market Value - December 31, 2018	$209,675,220	$2,021,178	$727,794	$2,748,972	$212,424,192
Return of investment	n/a	(147,229)	(38,928)	(186,157)	(186,157)
Pay-downs	(3,648,912)	n/a	n/a	n/a	(3,648,912)
Premium lost due to pay-downs	(141,115)	n/a	n/a	n/a	(141,115)
Mark to market (losses) gains	3,376,750	(170,994)	(12,406)	(183,400)	3,193,350
Market Value - March 31, 2019	$209,261,943	$1,702,955	$676,460	$2,379,415	$211,641,358

The tables below present the allocation of capital between the respective portfolios at March 31, 2019 and December 31, 2018, and the return on invested capital for each sub-portfolio for the three month period ended March 31, 2019.   Capital allocation is defined as the sum of the market value of securities held, less associated repurchase agreement borrowings, plus cash and cash equivalents and restricted cash associated with repurchase agreements. Capital allocated to non-portfolio assets is not included in the calculation.

The returns on invested capital in the PT MBS and structured MBS portfolios were approximately 13.1% and (4.9)%, respectively, for the first quarter of 2019.  The combined portfolio generated a return on invested capital of approximately 10.4%.

Capital Allocation
		Structured Security Portfolio
	Pass-Through	Interest-Only	Inverse Interest
	Portfolio	Securities	Only Securities	Sub-total	Total
March 31, 2019
Market value	$209,261,943	$1,702,955	$676,460	$2,379,415	$211,641,358
Cash equivalents and restricted cash(1)	6,733,003	-	-	-	6,733,003
Repurchase agreement obligations	(199,146,000)	-	-	-	(199,146,000)
Total(2)	$16,848,946	$1,702,955	$676,460	$2,379,415	$19,228,361
% of Total	87.6%	8.9%	3.5%	12.4%	100.0%
December 31, 2018
Market value	$209,675,220	$2,021,178	$727,794	$2,748,972	$212,424,192
Cash equivalents and restricted cash(1)	6,155,053	-	-	-	6,155,053
Repurchase agreement obligations	(200,396,000)	-	-	-	(200,396,000)
Total(2)	$15,434,273	$2,021,178	$727,794	$2,748,972	$18,183,245
% of Total	84.9%	11.1%	4.0%	15.1%	100.0%

(1)	Amount excludes restricted cash of $53,690 and $85,435 at March 31, 2019 and December 31, 2018, respectively, related to trust preferred debt funding hedges.
(2)	Invested capital includes the value of the MBS portfolio and cash equivalents and restricted cash, reduced by repurchase agreement borrowings.

Returns for the Quarter Ended March 31, 2019
		Structured Security Portfolio
	Pass-Through	Interest-Only	Inverse Interest
	Portfolio	Securities	Only Securities	Sub-total	Total
Interest income (net of repo cost)	$830,005	$28,833	$18,713	$47,546	$877,551
Realized and unrealized (losses) gains	3,235,635	(170,994)	(12,406)	(183,400)	3,052,235
Hedge losses(1)	(2,037,061)	n/a	n/a	n/a	(2,037,061)
Total Return	$2,028,579	$(142,161)	$6,307	$(135,854)	$1,892,725
Beginning capital allocation	$15,434,273	$2,021,178	$727,794	$2,748,972	$18,183,245
Return on invested capital for the quarter(2)	13.1%	(7.0)%	0.9%	(4.9)%	10.4%

(1)	Excludes losses of approximately $220,000 associated with trust preferred funding hedges.
(2)	Calculated by dividing the Total Return by the Beginning Capital Allocation, expressed as a percentage.

Prepayments

For the first quarter of 2019, the Company received approximately $3.8 million in scheduled and unscheduled principal repayments and prepayments, which equated to a 3-month constant prepayment rate (“CPR”) of approximately 6.8% for the first quarter of 2019.  Prepayment rates on the two MBS sub-portfolios were as follows (in CPR):

	PT	Structured
	MBS Sub-	MBS Sub-	Total
Three Months Ended	Portfolio	Portfolio	Portfolio
March 31, 2019	5.7	13.4	6.8
December 31, 2018	5.5	11.7	6.6
September 30, 2018	8.6	13.5	9.5
June 30, 2018	13.4	11.6	13.1
March 31, 2018	7.2	16.8	8.6

Portfolio

The following tables summarize the MBS portfolio as of March 31, 2019 and December 31, 2018:

($ in thousands)
				Weighted
		Percentage		Average
		of	Weighted	Maturity
	Fair	Entire	Average	in	Longest
Asset Category	Value	Portfolio	Coupon	Months	Maturity
March 31, 2019
Fixed Rate MBS	$209,262	98.9%	4.26%	318	1-Aug-48
Interest-Only MBS	1,703	0.8%	3.69%	285	15-Jul-48
Inverse Interest-Only MBS	676	0.3%	4.08%	263	25-Apr-41
Total MBS Portfolio	$211,641	100.0%	4.25%	322	1-Aug-48
December 31, 2018
Fixed Rate MBS	$209,675	98.7%	4.26%	327	1-Aug-48
Interest-Only MBS	2,021	1.0%	3.69%	293	15-Jul-48
Inverse Interest-Only MBS	728	0.3%	4.06%	272	25-Apr-41
Total MBS Portfolio	$212,424	100.0%	4.25%	327	1-Aug-48

($ in thousands)
	March 31, 2019		December 31, 2018
		Percentage of		Percentage of
Agency	Fair Value	Entire Portfolio	Fair Value	Entire Portfolio
Fannie Mae	$193,128	91.3%	$193,437	91.1%
Freddie Mac	18,436	8.7%	18,881	8.9%
Ginnie Mae	77	0.0%	106	0.0%
Total Portfolio	$211,641	100.0%	$212,424	100.0%

	March 31, 2019	December 31, 2018
Weighted Average Pass Through Purchase Price	$106.81	$106.81
Weighted Average Structured Purchase Price	$6.39	$6.39
Weighted Average Pass Through Current Price	$105.57	$103.87
Weighted Average Structured Current Price	$7.92	$8.67
Effective Duration (1)	3.280	3.935

(1)
Effective duration is the approximate percentage change in price for a 100 basis point change in rates.  An effective duration of 3.280 indicates that an interest rate increase of 1.0% would be expected to cause a 3.280% decrease in the value of the MBS in the Company’s investment portfolio at March 31, 2019.  An effective duration of 3.935 indicates that an interest rate increase of 1.0% would be expected to cause a 3.935% decrease in the value of the MBS in the Company’s investment portfolio at December 31, 2018. These figures include the structured securities in the portfolio but not the effect of the Company’s hedges. Effective duration quotes for individual investments are obtained from The Yield Book, Inc.

Financing and Liquidity

As of March 31, 2019, the Company had outstanding repurchase obligations of approximately $199.1 million with a net weighted average borrowing rate of 2.71%.  These agreements were collateralized by MBS with a fair value, including accrued interest, of approximately $212.3 million.  At March 31, 2019, the Company’s liquidity was approximately $5.1 million, consisting of unpledged MBS and cash and cash equivalents.

We may pledge more of our structured MBS as part of a repurchase agreement funding, but retain cash in lieu of acquiring additional assets.  In this way, we can, at a modest cost, retain higher levels of cash on hand and decrease the likelihood we will have to sell assets in a distressed market in order to raise cash.  Below is a list of outstanding borrowings under repurchase obligations at March 31, 2019.

($ in thousands)
Repurchase Agreement Obligations
			Weighted		Weighted
	Total		Average		Average
	Outstanding	% of	Borrowing	Amount	Maturity
Counterparty	Balances	Total	Rate	at Risk(1)	(in Days)
ED&F Man Capital Markets, Inc.	$71,519	36.0%	2.77%	$4,564	25
Mirae Asset Securities (USA) Inc.	59,728	30.0%	2.65%	3,418	43
Citigroup Global Markets, Inc.	31,885	16.0%	2.71%	2,438	29
JVB Financial Group, LLC	25,933	13.0%	2.67%	1,701	67
Mitsubishi UFJ Securities (USA), Inc.	8,064	4.0%	2.67%	590	22
South Street Securities, LLC	2,017	1.0%	2.70%	127	15
	$199,146	100.0%	2.71%	$12,838	37

(1)
Equal to the fair value of securities sold (including accrued interest receivable) and cash posted as collateral, if any, minus the sum of repurchase agreement liabilities, accrued interest payable and securities posted by the counterparty (if any).

Hedging

In connection with its interest rate risk management strategy, the Company economically hedges a portion of the cost of its repurchase agreement funding and also its junior subordinated notes by entering into derivative financial instrument contracts.  The Company has not elected hedging treatment under U.S. generally accepted accounting principles (“GAAP”) in order to align the accounting treatment of its derivative instruments with the treatment of its portfolio assets under the fair value option election. As such, all gains or losses on these instruments are reflected in earnings for all periods presented.  As of March 31, 2019, such instruments were comprised of Eurodollar futures contracts and to-be-announced (“TBA”) securities transactions.

The tables below present information related to outstanding Eurodollar futures contracts at March 31, 2019.

($ in thousands)
As of March 31, 2019
	Repurchase Agreement Funding Hedges
	Average	Weighted	Weighted
	Contract	Average	Average
	Notional	Entry	Effective	Open
Expiration Year	Amount	Rate	Rate	Equity(1)
2019	$133,333	2.63%	2.47%	$(160)
2020	150,000	2.84%	2.21%	(947)
2021	100,000	2.80%	2.13%	(669)
Total / Weighted Average	$127,273	2.77%	2.26%	$(1,776)

($ in thousands)
As of March 31, 2019
	Junior Subordinated Debt Funding Hedges
	Average	Weighted	Weighted
	Contract	Average	Average
	Notional	Entry	Effective	Open
Expiration Year	Amount	Rate	Rate	Equity(1)
2019	$26,000	1.68%	2.48%	$157
2020	19,500	1.92%	2.23%	60
Total / Weighted Average	$22,286	1.80%	2.35%	$217

(1)	Open equity represents the cumulative gains (losses) recorded on open futures positions from inception.

The following table summarizes our contracts to purchase and sell TBA securities as of March 31, 2019.

($ in thousands)
	Notional			Net
	Amount	Cost	Market	Carrying
	Long (Short)(1)	Basis(2)	Value(3)	Value(4)
March 31, 2019
30-Year TBA Securities:
3.0%	$(50,000)	$(48,719)	$(49,783)	$(1,064)

Book Value Per Share

The Company's Book Value Per Share at March 31, 2019 was $2.41.  The Company computes Book Value Per Share by dividing total stockholders' equity by the total number of shares outstanding of the Company's Class A Common Stock. At March 31, 2019, the Company's stockholders’ equity was $30.6 million, with 12,708,555 Class A Common shares outstanding.

Stock Repurchase Plan

On March 26, 2018, the Board of Directors of Bimini Capital Management, Inc. (the “Company”) approved a Stock Repurchase Plan (“Repurchase Plan”).  Pursuant to Repurchase Plan, the Company may purchase up to 500,000 shares of its Class A Common Stock from time to time, subject to certain limitations imposed by Rule 10b-18 of the Securities Exchange Act of 1934, as amended. Share repurchases may be executed through various means, including, without limitation, open market transactions.  The Repurchase Plan does not obligate the Company to purchase any shares. The Repurchase Plan was originally set to expire on November 15, 2018, but it was extended by the Board of Directors until November 15, 2019.  The authorization for the Share Repurchase Plan may be terminated, increased or decreased by the Company’s Board of Directors in its discretion at any time.

Since inception of the program through March 31, 2019, the Company repurchased a total of 70,404 shares at an aggregate cost of approximately $166,241, including commissions and fees, for a weighted average price of $2.37 per share.

Management Commentary

Commenting on the first quarter, Robert E. Cauley, Chairman and Chief Executive Officer, said, “The outlook for the economy in the U.S. changed over the course of the first quarter of 2019.   As 2018 drew to a close, the markets were in a state of turmoil and the outlook for economic growth, both in the domestic U.S. economy and the global economy, was very bleak.  Over the course of the quarter incoming domestic economic data generally improved, implying the weakness seen in late 2018 and very early 2019 was temporary.  The economic data in the EU and China also stabilized, although it has not recovered to the extent it has in the U.S., especially with respect to the EU.  Some of the external issues, Brexit and the trade dispute between China and the U.S., among others, have not had the impact on global growth feared at the end of 2018.  In the case of Brexit, the decision has been postponed in order to give the U.K. time to reach an internal decision on the terms of their exit from the EU.  Prior to this week, the trade talks between the U.S. and China appeared to be nearing a successful conclusion.  In any event, while the domestic and global economies may not be growing as well as they did in 2018, the situation is not as dire as it appeared a few short months ago.  As for the Federal Reserve, or “Fed”, they are clearly in a wait and see, or data dependent, mode.  In this respect, all of the world’s major central banks are aligned in their policy stance – in each case either accommodating economic growth or neutral – as in the case of the U.S.  This accommodative alignment of the world’s central banks is what has allowed the outlook to improve over the course of the quarter, as markets across the globe view their respective central banks, and all central banks, as having the markets back so to speak.  The consensus view seems to be the central banks will intervene as necessary whenever economic growth weakens or markets fall into turmoil.

“These developments were beneficial for Bimini.  Bimini generated after-tax net income of approximately $1.6 million, or $0.13 per share of class A common stock.  Of course, owing to our available tax net operating losses, Bimini does not have to actually pay federal or state income taxes, so this income is retained, and a portion of our deferred tax asset can be utilized.  With respect to the portfolio operations at Royal Palm Capital, the portfolio was essentially unchanged in size and interest income was down 2%.  Interest expense on our repurchase agreement borrowings increased by 6%, resulting in a 12% decrease in the net interest income generated by the portfolio.  However, with interest rates lower over the course of the quarter and agency mortgage backed securities performing well, mark to market gains on Royal Palm’s agency RMBS holdings exceeded mark to market losses on our hedge instruments by approximately $1.0 million.  Combined with net interest income of the portfolio of approximately $0.9 million, Royal Palm generated a 10.4% return on invested capital.  We anticipate the agency RMBS portfolio will grow over the course of the second quarter of 2019.

“Advisory services revenues were down 13% during the first quarter of 2019 compared to the fourth quarter of 2018, as the equity base of Orchid Island Capital declined slightly over the quarter.  Dividends from our holdings of shares in Orchid Island Capital, both at Bimini and Royal Palm Capital, were unchanged on the quarter at $0.4 million.

“As mentioned, while the agency RMBS portfolio was essentially unchanged in size during the quarter, with a market value of approximately $211.7 million, (versus $212.4 million at December 31, 2018), we anticipate the portfolio will grow over the course of the second quarter as we are able to deploy retained earnings.  The composition of the portfolio was not changed during the quarter.

“As we move into the second quarter of 2019 the economic outlook has stabilized significantly versus the outlook at the end of 2018.  The central banks appear aligned in their monetary policy – generally accommodative, and risks to the outlook, while still present, are mitigated by anticipated interventions by central banks to stabilize conditions as needed.  While the Fed may not lower interest rates in 2019, the bar for additional rate increases appears quite high.  Under such conditions, with rates generally stable, the agency RMBS portfolio at Royal Palm should continue to generate attractive returns, and as mentioned, should grow over the course of the year.  Advisory service revenue will be driven by developments at Orchid Island Capital, as always.  We are cautiously optimistic the challenging environment caused by a prolonged rate hiking cycle by the Fed may be over, and conditions will be supportive for levered bond funds such as Royal Palm and Orchid Island Capital going forward.”

Summarized Financial Statements

The following is a summarized presentation of the unaudited consolidated balance sheets as of March 31, 2019, and December 31, 2018, and the unaudited consolidated statements of operations for the three months ended March 31, 2019 and 2018.  Amounts presented are subject to change.

BIMINI CAPITAL MANAGEMENT, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited - Amounts Subject To Change)

	March 31, 2019	December 31, 2018
ASSETS
Mortgage-backed securities	$211,641,358	$212,424,192
Cash equivalents and restricted cash	6,786,693	6,240,488
Investment in Orchid Island Capital, Inc. common stock	10,001,837	9,713,030
Accrued interest receivable	764,511	780,535
Deferred tax assets, net	22,445,722	23,202,821
Other assets	7,152,795	7,038,610
Total Assets	$258,792,916	$259,399,676

LIABILITIES AND STOCKHOLDERS' EQUITY
Repurchase agreements	$199,146,000	$200,396,000
Junior subordinated notes due to Bimini Capital Trust II	26,804,440	26,804,440
Other liabilities	2,270,794	3,244,615
Total Liabilities	228,221,234	230,445,055
Stockholders' equity	30,571,682	28,954,621
Total Liabilities and Stockholders' Equity	$258,792,916	$259,399,676
Class A Common Shares outstanding	12,708,555	12,709,269
Book value per share	$2.41	$2.28

BIMINI CAPITAL MANAGEMENT, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited - Amounts Subject to Change)

	Three Months Ended March 31,
	2019	2018
Advisory services	$1,607,320	$2,093,465
Interest and dividend income	2,555,225	2,551,477
Interest expense	(1,719,420)	(1,146,599)
Net revenues	2,443,125	3,498,343
Other income (expense)	1,358,992	(6,124,421)
Expenses	1,621,026	1,738,978
Net Income (loss) before income tax provision (benefit)	2,181,091	(4,365,056)
Income tax provision (benefit)	562,488	(1,091,290)
Net income (loss)	$1,618,603	$(3,273,766)

Basic and Diluted Net Income (Loss) Per Share of:
CLASS A COMMON STOCK	$0.13	$(0.26)
CLASS B COMMON STOCK	$0.13	$(0.26)

	Three Months Ended March 31,
Key Balance Sheet Metrics	2019	2018
Average MBS(1)	$212,032,778	$207,260,539
Average repurchase agreements(1)	199,771,000	197,001,200
Average stockholders' equity(1)	29,763,216	54,156,798

Key Performance Metrics
Average yield on MBS(2)	4.13%	4.01%
Average cost of funds(2)	2.63%	1.64%
Average economic cost of funds(3)	2.62%	1.96%
Average interest rate spread(4)	1.50%	2.37%
Average economic interest rate spread(5)	1.51%	2.05%

(1)	Average MBS, repurchase agreements and stockholders’ equity balances are calculated using two data points, the beginning and ending balances.
(2)
Portfolio yields and costs of funds are calculated based on the average balances of the underlying investment portfolio/repurchase agreement balances and are annualized for the quarterly periods presented.

(3)	Represents interest cost of our borrowings and the effect of derivative agreements attributed to the period related to hedging activities, divided by average repurchase agreements.
(4)	Average interest rate spread is calculated by subtracting average cost of funds from average yield on MBS.
(5)	Average economic interest rate spread is calculated by subtracting average economic cost of funds from average yield on MBS.

About Bimini Capital Management, Inc.

Bimini Capital Management, Inc. invests primarily in, but is not limited to investing in, residential mortgage-related securities issued by the Federal National Mortgage Association (Fannie Mae), the Federal Home Loan Mortgage Corporation (Freddie Mac) and the Government National Mortgage Association (Ginnie Mae). Its objective is to earn returns on the spread between the yield on its assets and its costs, including the interest expense on the funds it borrows.  In addition, Bimini generates a significant portion of its revenue serving as the manager of the MBS portfolio of Orchid Island Capital, Inc.

Forward Looking Statements

Statements herein relating to matters that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. The reader is cautioned that such forward-looking statements are based on information available at the time and on management's good faith belief with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in such forward-looking statements. Important factors that could cause such differences are described in Bimini Capital Management, Inc.'s filings with the Securities and Exchange Commission, including Bimini Capital Management, Inc.'s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Bimini Capital Management, Inc. assumes no obligation to update forward-looking statements to reflect subsequent results, changes in assumptions or changes in other factors affecting forward-looking statements.

Earnings Conference Call Details

An earnings conference call and live audio webcast will be hosted Friday, May 10, 2019, at 10:00 AM ET. The conference call may be accessed by dialing toll free (877) 312-5414.  International callers dial (408) 940-3877.  The conference passcode is 1298253.  A live audio webcast of the conference call can be accessed via the investor relations section of the Company’s website at www.biminicapital.com, and an audio archive of the webcast will be available for approximately one year.

CONTACT:
Bimini Capital Management, Inc.
Robert E. Cauley, 772-231-1400
Chairman and Chief Executive Officer
www.biminicapital.com